EXHIBIT 99.2

JetFleet Holding Corp. and Subsidiaries

Consolidated Financial Statements

For the year ended December 31, 2017

TABLE OF CONTENTS

INDEPENDENT AUDITOR’S REPORT

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet

Consolidated Statement of Operations

Consolidated Statement of Comprehensive Income

Consolidated Statement of Shareholders’ Equity

Consolidated Statement of Cash Flows

Notes to Consolidated Financial Statements

JETFLEET AUDITED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2017

Independent Auditor’s Report

Board of Directors
JetFleet Holding Corp. and Subsidiaries
Burlingame, California

We have audited the accompanying consolidated financial statements of JetFleet Holding Corp. and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of JetFleet Holding Corp. and Subsidiaries as of December 31, 2017, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

June 11, 2018

JetFleet Holding Corp. and Subsidiaries
Consolidated Balance Sheet
December 31, 2017

ASSETS
Assets:
Cash and cash equivalents	$4,866,000
Marketable securities	3,407,600
Receivable from affiliates	496,600
Accounts receivable	3,400
Taxes receivable	24,600
Note receivable	32,800
Prepaid expenses and other assets	121,300
Equipment (net of accumulated depreciation of $62,200)	22,700
Total assets	$8,975,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued liabilities	$ 202,300
Accrued payroll	908,400
Income taxes payable	600
Deferred tax liabilities	631,900
Total liabilities	1,743,200

Shareholders' equity:
Series A Redeemable Preferred stock, 200,000 shares authorized, no shares issued and outstanding	-
Common stock, no par value, 1,000,000 shares authorized, 362,194 issued and outstanding	1,261,600
Retained earnings	4,267,100
Accumulated other comprehensive income:
Foreign currency translation adjustments	300
Unrealized gain on securities	1,702,800
Total shareholders’ equity	7,231,800
Total liabilities and shareholders’ equity	$8,975,000

See accompanying notes to consolidated financial statements.

JetFleet Holding Corp. and Subsidiaries
Consolidated Statement of Operations
For the year ended December 31, 2017

Revenues:
Management fees	$6,109,100
Acquisition and remarketing fees	901,600
Dividends, interest and other income	12,700
Total revenues	7,023,400
Costs and expenses:
Salaries and employee benefits	3,459,700
Rent	423,600
Consulting fees	524,700
Travel, meals and entertainment	334,500
Interest	19,600
General and administrative	564,600
Total costs and expenses	5,326,700
Income before income taxes	1,696,700
Income tax expense	481,400
Net income	$1,215,300

See accompanying notes to consolidated financial statements.

JetFleet Holding Corp. and Subsidiaries
Consolidated Statement of Comprehensive Income
For the year ended December 31, 2017

Net income	$1,215,300
Other comprehensive income, net of tax:
Foreign currency translation adjustments	300
Unrealized gain on securities	759,200
Other comprehensive income	759,500
Comprehensive income	$1,974,800

See accompanying notes to consolidated financial statements.

JetFleet Holding Corp. and Subsidiaries
Consolidated Statement of Shareholders’ Equity
For the year ended December 31, 2017

	Number of Shares	Common Stock	Retained Earnings	Accumulated Comprehensive Income	Total
Balance at December 31, 2016	362,194	$1,261,600	$3,319,200	$676,200	$5,257,000
Net income	-	-	1,215,300	-	1,215,300
Foreign currency translation adjustments, net of tax expense of $100	-	-	-	300	300
Unrealized gain on securities, net of tax expense of $481,300	-	-	-	759,200	759,200
Reclassification of stranded tax effects pursuant to ASU 2018-02	-	-	(267,400)	267,400	-
Balance at December 31, 2017	362,194	$1,261,600	$4,267,100	$1,703,100	$7,231,800

See accompanying notes to consolidated financial statements

JetFleet Holding Corp. and Subsidiaries
Consolidated Statement of Cash Flows
For the year ended December 31, 2017

Operating activities:
Net income	$1,215,300
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,300
Deferred income taxes	(243,900)
Changes in operating assets and liabilities:
Receivable from affiliates	517,100
Accounts receivable	6,900
Taxes receivable	(24,600)
Prepaid expenses and other assets	(17,100)
Accounts payable and accrued liabilities	121,900
Accrued payroll	310,400
Income taxes payable	(106,300)
Net cash provided by operating activities	1,785,000
Investing activities:
Investment in capital assets	(11,000)
Repayments on note receivable	8,700
Net cash used in investing activities	(2,300)
Net increase in cash and cash equivalents	1,782,700
Exchange gains on cash and cash equivalents	500
Cash and cash equivalents, beginning of period	3,082,800
Cash and cash equivalents, end of period	$4,866,000
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Income taxes	$790,200
Foreign taxes	600

See accompanying notes to consolidated financial statements

1.	Organization and Business of the Company

Organization

JetFleet Holding Corp. and Subsidiaries (“JHC” or the “Company”) was incorporated in the state of California on January 27, 1994.  As of December 31, 2017, all of the outstanding common stock of JHC was owned indirectly through trusts by Toni M. Perazzo and Abigail Crispin (Ms. Perazzo’s dependent child), and by shareholders not affiliated with JHC or its subsidiaries.

JHC owns all of the outstanding common stock of JetFleet Management Corp (“JMC”). JMC owns all of the outstanding common stock of 1314401 Alberta Inc. (“JetFleet Canada”) and owned all the membership interests of JetFleet Management USVI LLC (“JMC USVI”) until June 30, 2017, when it was liquidated and dissolved.

Business of the Company's Subsidiaries

The Company was formed to build an integrated aircraft management, marketing and financing business.  In August 2015, the Company extended its management agreement with AeroCentury Corp. (“ACY”) for ten years.  The new management agreement expires in August 2025, and the Company remains responsible for the selection of assets to be acquired by ACY and the leasing, re-leasing and/or subsequent sale of assets owned by ACY. The Company is entitled to acquisition fees, re-sale and re-lease fees and management fees in connection with these activities.

 As mentioned above, JetFleet Canada is a subsidiary of JMC.  Based in Calgary, Alberta, Canada, JetFleet Canada provides aircraft management and technical services for the Company and its affiliates.

JMC USVI was a subsidiary of JMC, based in St. Thomas, U.S. Virgin Islands (“USVI”).  JMC had an agreement with JMC USVI for consulting services and to operate office space in the U.S. Virgin Islands for use by JMC.  In 2016, JMC ceased payment of consulting fees and initiated closing JMC USVI’s office in the Virgin Islands. JMC USVI distributed all its assets to JMC and was dissolved on June 30, 2017.

2. Summary of Significant Accounting Policies

Basis of Presentation

Financial information for the Company is presented on a consolidated basis in accordance with accounting principles generally accepted in the United States of America ("GAAP") based upon the continuation of the business as a going concern.

2. Summary of Significant Accounting Policies (continued)

Principles of Consolidation

These financial statements reflect the consolidation of JHC’s results with those of its wholly owned subsidiaries, JMC, JetFleet Canada and JMC USVI. All intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The Company’s consolidated financial statements have been prepared in accordance with GAAP. The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumption that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable for making judgments that are not readily apparent from other sources.

The most significant estimates with regard to these consolidated financial statements are the estimated value of marketable securities and the accounting for income taxes.

Cash and Cash Equivalents

The Company considers highly liquid investments readily convertible into known amounts of cash, with original maturities of three months or less, as cash equivalents.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs, to the extent possible.  The standard describes a fair value hierarchy based on three levels of inputs.  The first two are considered observable and the last unobservable.

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

2. Summary of Significant Accounting Policies (continued)

Assets and Liabilities Measured and Recorded at Fair Value on a Recurring Basis

The following table shows by level, within the fair value hierarchy, the Company’s assets at fair value:
	December 31, 2017
		Level	Level	Level
	Total	1	2	3
Marketable securities	$3,407,600	$3,274,700	$0	$132,900
Money market funds	273,000	273,000	0	0
Total	$3,680,600	$3,547,700	$0	$132,900

As of December 31, 2017, there were no liabilities that were required to be measured and recorded at fair value on a recurring basis. During the year ended December 31, 2017, there were no transfers in or out of Level 3 securities.

Fair Value of Other Financial Instruments

The Company’s financial instruments, other than cash, consist principally of cash equivalents, accounts receivable, marketable securities, and accounts payable.  The fair value of cash equivalents, accounts receivable and accounts payable approximates the carrying value of these financial instruments because of their short-term nature.

Marketable securities are stated at fair value as of the balance sheet date.  The Company measures the fair values of investments in Level 1securities using the last quoted sales price from the primary exchange where the security is traded.  The Company classifies its marketable equity securities as available for sale. Realized gains and losses, determined using the first in, first out (FIFO) method are included in earnings; unrealized holding gains and losses are reported in other comprehensive income.

For the year ended December 31, 2017, the Company had a gross unrecognized gain on its marketable equity securities available for sale of $2,364,400.  From inception to December 31, 2017, the Company had the following cumulative gross unrealized gains on marketable equity securities available for sale:
Description	Total Cost	Fair Market Value	Gross Unrealized Gain
Cumulative gross unrealized gains on marketable securities	$1,043,300	$3,407,600	$2,364,400

At December 31, 2017, the Company held 214,876 shares of ACY common stock. The Company’s investment in ACY is recorded at fair value and classified within Level 1 because it is listed on the NYSE American Exchange where its value is based on quoted market prices in active markets.

2. Summary of Significant Accounting Policies (continued)

At December 31, 2017, the Company owned 121 shares of Uniform Components non-voting preferred stock.  The Uniform Components non-voting preferred stock has a cumulative preferred annual dividend of 10% and a liquidation value of $1,000 per share, but may not be liquidated before January 1, 2019.   Because the Company owns a minority share of non-voting preferred stock, Uniform Components results are not consolidated with those of the Company.

The Company’s investment in Uniform Components non-voting preferred stock has been classified within Level 3 due to unobservable inputs and infrequent trading.  When observable prices are not available for these securities, the Company measures their fair value using the income valuation approach, for which sufficient and reliable data is available.  The use of the income approach generally consists of the net present value of estimated future cash flows, adjusted as appropriate for liquidity, credit, market and/or other risk factors.  Pursuant to the income valuation approach, the Company estimates the Uniform Components non-voting preferred stock’s fair market value based on the estimated net present value of future dividends, the January 1, 2019 liquidation value and a 2.0% interest rate.

Note Receivable

The note receivable is carried at its estimated collectible amount. The Company received the note receivable in July 2014 from an outside consultant in exchange for a cash loan.  Interest income on the note receivable is recognized using the interest method.

Equipment and Depreciation

The Company’s interests in equipment are recorded at cost and depreciated using the straight-line method over five years.

Income taxes

As part of the process of preparing the Company’s consolidated financial statements, management is required to estimate income taxes in each of the jurisdictions in which the Company operates.  This process involves estimating the Company’s current tax exposure under the most recent tax laws and assessing temporary differences resulting from differing treatment of items for tax and GAAP purposes.  These differences result in deferred tax assets and liabilities that are included in the consolidated balance sheet.  Management must also assess the likelihood that the Company’s deferred tax assets will be recovered from future taxable income, and, to the extent management believes it is more likely than not that some portion or all of the deferred tax assets will not be realized, the Company must establish a valuation allowance.  To the extent the Company establishes a valuation allowance or changes the allowance in a period, the Company reflects the corresponding increase or decrease within the tax provision in the consolidated statement of operations. Significant management judgment is required in determining the Company’s future taxable income for purposes of assessing the Company’s ability to realize any benefit from its deferred taxes.  The Company records non-income based sales, use, property, value added and franchise taxes as general and administrative expense in the consolidated statement of operations.

2. Summary of Significant Accounting Policies (continued)

In early 2018, ASU 2018-02 was adopted by the FASB, providing that reporting entities could elect to reclassify “stranded tax effects,” resulting from a reduction in the tax rate provided for in the Tax Cuts and Jobs Act in 2017, from accumulated comprehensive income to retained earnings.  The Company has elected to early adopt such provisions and, as such, while the reduction in deferred tax liabilities associated with such reduction are included in the current year tax provision, the amount of such reduction has been reclassified from accumulated comprehensive income to retained earnings, as shown in the Company’s Consolidated Statement of Shareholders’ Equity.

Common Stock

On December 31, 2017, the Company had 362,194 shares of common stock outstanding.

Comprehensive Income

The Company reports unrealized gains and losses from marketable securities in comprehensive income.  In addition, for the Company’s foreign subsidiary where the functional currency is the Canadian dollar, monetary assets and liabilities are translated at year-end exchange rates while non-monetary items are translated at historical rates.  Income and expense accounts are translated at the average rates in effect during the year.

Foreign Currency

The reporting currency of the Company is the U.S. dollar. The functional currency of JetFleet Canada is the Canadian dollar. The balance sheet of the Company’s foreign subsidiary is translated at the December 31, 2017 rate of exchange, and the statement of operations is translated at the average exchange rate for the period January 1, 2017 through December 31, 2017. Gains or losses resulting from translating foreign currency financial statements are included in accumulated other comprehensive income.

Revenue Recognition

The Company recognizes income earned from services provided to ACY pursuant to a management agreement.  The Company receives a monthly management fee based on the net asset value of ACY’s assets under management by the Company.  The Company records the monthly management fee at the end of each month. The Company also receives an acquisition fee for locating assets for ACY and may receive a remarketing fee in connection with the sale or re-lease of ACY’s assets. The Company’s policy is to record acquisition fees on the date ACY completes the acquisition of aircraft assets and to record remarketing fees on the date a sale or re-lease of ACY’s assets occurs.

Concentration of Revenues

All of the fees earned by the Company are derived from aviation assets owned by ACY, which are leased to customers in countries around the world. Related party issues between the Company and ACY are discussed in footnote 9.

3. Commitments

The Company leases its office space under a lease expiring June 30, 2020 and a storage facility on a monthly basis.  The monthly lease commitment for the office space includes an amount for base rent and operating expenses.  The Company estimates that the future minimum lease commitments for its office space and storage facility are as follows:

Year Ended December 31:	Amount
2018	$440,300
2019	442,000
2020	222,600
Total	$1,104,900

The Company has a contractual obligation to pay a certain amount of operating expenses (utilities and insurance costs) that are included in office rent expense.  The projected annual rent expenses shown above for the periods 2018 through 2020 are based on periodic increases to the base rental rate per the lease and operating expense amounts in effect at December 31, 2017.  The lease allows for a 2% increase to monthly operating expenses beginning on January 1, 2017, but since no increase occurred it was not reflected in the estimated operating expenses for 2018.  The lease also allows for a 2% increase in monthly operating expenses beginning on January 1, 2019, which is reflected in future minimum lease commitments for 2019 and 2020. Total rent expense for the year ended December 31, 2017, which included rent for a storage facility rented on a monthly basis, was $423,600.

4. Income tax provision

The components for the provision for income taxes for the year ended December 31, 2017 were as follows:

Current tax provision:
Federal	$552,400
State	106,300
Foreign	66,600
Current tax provision	725,300
Deferred tax provision:
Federal	$2,300
State	500
Foreign	1,300
Net legislative change in corporate tax rate	(246,400)
Change in valuation allowance	(1,600)
Deferred tax provision	(243,900)
Total provision for income taxes	$481,400

4. Income tax provision (continued)

Total income tax expense differs from the amount that would be provided by applying the statutory federal income tax rate to pretax earnings as illustrated below:

Income tax expense at the statutory federal income tax rate	$576,900
State tax expense net of federal benefit	66,500
Non-deductible expenses	19,500
Non-taxable income	(3,200)
Net legislative change in corporate tax rate	(246,400)
Foreign tax on Canadian operations	66,000
Other tax rate differences	3,700
Change in valuation allowance	(1,600)
Total income tax provision	$481,400

Temporary differences and carry-forwards that gave rise to a significant portion of deferred tax assets and (liabilities) as of December 31, 2017 are as follows:

Gross deferred tax assets:
Franchise taxes	$20,600
Deferred compensation	15,400
Deferred tax assets	36,000
Valuation allowance	-
Net deferred tax asset	36,000
Gross deferred tax liabilities:
Unrealized gains on securities	(661,700)
Depreciation and impairment	(6,200)
Net deferred tax liabilities	$(631,900)

JetFleet Canada is a Canadian corporation subject to tax in Canada and JMC USVI was a Virgin Islands limited liability company taxed as a corporation in the Virgin Islands.  Accordingly, the provision for income taxes for these subsidiaries is reflected in the Company’s consolidated financial statements and includes foreign taxes currently payable and changes in deferred tax assets and liabilities.

Deferred federal income taxes arise from temporary differences between the valuation of assets and liabilities as determined for financial reporting purposes and federal income tax purposes and are measured at enacted tax rates.  As of December 31, 2016, the Company measured its deferred tax items at an effective federal tax rate of 34%.  On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) was signed into law.  Among other things, the Act reduced the Company’s corporate federal tax rate to a flat 21% for years after 2017 and requires companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred. The Act also establishes new taxes on certain foreign-sourced earnings.

4. Income tax provision (continued)

As of December 31, 2017, the Company’s deferred tax items have been re-measured and adjusted based on the new federal tax rate of 21%, which is the rate at which they are expected to reverse in subsequent years, and an additional income tax benefit of $246,400 has been recognized from the legislative change in corporate tax rate.

Utilization of the deferred tax assets may be subject to a substantial annual limitation due to ownership change limitations that could occur in the future, as required by the Internal Revenue Code Section 382, as well as similar state provisions. In general, an "ownership change," as defined by the code, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups.

The Company has not established a valuation allowance at December 31, 2017 for its deferred tax assets because the Company believes that it is more likely than not that it will have sufficient future taxable income (including the reversal of temporary differences) to realize the tax benefits from such assets.

Pursuant to ASU 2018-02, the Company has elected to apply the option to reclassify the tax effects from the Act related to the appreciation of its investment in marketable securities on such date, from accumulated other comprehensive income to retained earnings. The amount of the reclassification, $267,400, is the difference between the amount initially charged or credited directly to other comprehensive income at the previously enacted federal corporate income tax rate and the amount that would have been charged or credited directly to other comprehensive income by applying the newly enacted 21% rate.

The Company accounts for interest related to uncertain tax positions as interest expense and for income tax penalties as tax expense. As of December 31, 2017, the Company has accrued $65,400 of tax and penalties and $19,600 of interest in accounts payable and accrued liabilities related to unrecognized tax benefits on its Canadian operation, all of which were recorded in the current year and are recorded through the Company’s Consolidated Statements of Operations and Comprehensive Income.  The Company does not anticipate any significant changes to the unrecognized tax benefits within twelve months of this reporting date.

All of the Company's tax years remain open to examination other than as barred in the various jurisdictions by statutes of limitation.

5. Acquisition by AeroCentury Corp.

In October 2017, the Company and ACY entered into an Agreement and Plan of Merger (the "Merger Agreement") for the acquisition of the Company by ACY in a reverse triangular merger (the "Merger") for consideration of $3.5 million in cash and 129,286 shares of common stock of ACY, subject to adjustment as provided in the Merger Agreement. ACY submitted an application to the State of California Department of Business Oversight (the "DBO") for a permit (the "Permit") to issue securities to the Company's shareholders in the Merger, which Permit was issued on February 22, 2018 after a hearing with the DBO. The Company’s shareholders approved the acquisition of the Company by ACY on March 14, 2018.  It is anticipated that the closing will occur in the second quarter of 2018, upon the fulfillment of several conditions, including votes in favor of the Merger by certain specified constituencies of ACY’s shareholders. The Company is evaluating the accounting for the Merger.

6. Concentration of Credit Risk

The Company maintains its cash and cash equivalents at various financial institutions, where they are insured by the Federal Deposit Insurance Corporation (“FDIC”) and the Securities Investor Protection Corporation (“SIPC”) up to $250,000. The balances of these accounts from time to time exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. At December 31, 2017, the amount over FDIC and SIPC limits was approximately $4,042,600.

7. Accumulated Comprehensive Income
	Before-tax Amount	Tax (Expense)	Net-of-tax Amount
Foreign currency translation adjustments	$400	$(100)	$300
Unrealized gains on securities	2,364,400	(661,600)	1,702,800
Total accumulated comprehensive income	$2,364,800	$(661,700)	$1,703,100

8. Retirement plan

The Company maintains a qualified defined contribution salary deferral profit sharing plan for U.S. employees.  An employee must be at least 21 years of age to participate in this plan.  This plan permits employees to defer up to 15% of their salary based on strict IRS guidelines. Participants are always 100% vested in their salary deferral contributions. Participants vest in the matching Company contributions ratably over two years.  The Company made matching contributions to this plan for the year ended December 31, 2017 of $56,500.

9. Related Party Transactions

The Company’s subsidiary, JMC, an integrated aircraft management, marketing and financing business, manages and administers a portfolio of leased aircraft assets owned by ACY pursuant to a management agreement which expires in August 2025. Certain officers of the Company are also officers of ACY and hold significant ownership positions in both ACY and the Company. JMC also receives an acquisition fee for locating assets for ACY and may receive a remarketing fee in connection with the sale or re-lease of ACY’s assets.  During the year ended December 31, 2017, JMC received management fees of $6,109,100 and acquisition fees of $850,500.  Also, during 2017, JMC received remarketing fees of $51,100 from ACY.

10. Subsequent Events

The Company has evaluated events occurring through May 15, 2018 the date the financial statements were available to be issued. In March 2018, the Company received approval by the Company’s shareholders and by California regulatory authorities to merge with a subsidiary of ACY.  Under the merger agreement, the Company’s shareholders expect to receive $3.5 million in cash and 129,286 shares of ACY common stock, subject to various adjustments at closing, in return for all the outstanding capital stock of the Company.

In April 2018, the Company agreed to forebear its right to receive certain fees otherwise owed by ACY to the Company pursuant to the Management Agreement for all periods after March 31, 2018 and until August 15, 2018, provided that the ACY will still be required to reimburse the Company for certain expenses as required under the Management Agreement.  If the Merger Agreement is terminated on or before August 15, 2018 or the Merger otherwise does not close by August 15, 2018, this forbearance will end and ACY will be obligated to pay all such fees that the Company agreed to forebear.  If the Merger closes on or before August 15, 2018, this forbearance will be deemed to be a permanent waiver of such fees and the ACY will not be required to pay such fees to the Company.

There are no other events that require recording or disclosure in the financial statements for the year ended December 31, 2017.